                                                      REGISTRATION NO. 333-_____
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                              NEWMONT GOLD COMPANY
             (Exact name of registrant as specified in its charter)

         DELAWARE                       1700 LINCOLN STREET                   13-2526632
(STATE OR OTHER JURISDICTION OF      DENVER, COLORADO 80203       (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)           (303) 863-7414

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                            TIMOTHY J. SCHMITT, ESQ.
                              NEWMONT GOLD COMPANY
                               1700 LINCOLN STREET
                             DENVER, COLORADO 80203
                                 (303) 863-7414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                                   Copies to:
                             MAUREEN BRUNDAGE, ESQ.
                                WHITE & CASE LLP
                           1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 819-8200

                                  -------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
=========================================================================================================================
       TITLE OF EACH CLASS OF        AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
    SECURITIES TO BE REGISTERED     REGISTERED (1)        OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION FEE
                                                           PER UNIT (2)            PRICE (1)(2)
-------------------------------------------------------------------------------------------------------------------------
          Debt Securities           US$250,000,000             100%               US$250,000,000           US$73,750
=========================================================================================================================

(1) Or, if any Debt Securities are issued (a) with a principal amount denominated in a foreign currency, or a unit of two or more currencies, such principal amount as shall result (when added to the principal amount of other Debt Securities issued hereunder) in an aggregate initial offering price of all Debt Securities covered hereby equivalent to $250,000,000, or (b) at an original issue discount, such greater principal amount as shall result (when added to the principal amount of other Debt Securities issued hereunder) in aggregate proceeds to Newmont Gold Company of $250,000,000.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $150,000,000 maximum aggregate offering price of Debt Securities previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 33-54245). This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-54245).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

PROSPECTUS

                              NEWMONT GOLD COMPANY

                                 ---------------

                                 DEBT SECURITIES



                  Newmont Gold Company (the "Company") may from time to time offer its debt securities consisting of debentures, notes or other unsecured evidences of indebtedness ("Debt Securities"). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution."

                  The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption or early repayment at the option of the Company or the holder, terms for sinking or purchase fund payments, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters or agents and the compensation, if any, of such underwriters or agents, the net proceeds to the Company and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

                                -----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                 The date of this Prospectus is ________, 1998.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is an electronic filer with the Commission, which maintains a web site containing reports, proxy statements and other information at the following location: http://www.sec.gov. The shares of Common Stock are listed on the New York Stock Exchange under the symbol "NGC" and on the Paris Bourse. The periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                  This Prospectus constitutes part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Debt Securities offered hereby. Any statements contained herein concerning the provisions of any document are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Company hereby incorporates by reference in this Prospectus the following documents which have been filed with the Commission:
(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including the portions of the Company's definitive Proxy Statement dated March 30, 1998 relating to its 1998 Annual Meeting of Stockholders incorporated therein by reference) and (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING BENEFICIAL OWNERS, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUEST FOR SUCH COPIES SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NEWMONT GOLD COMPANY, 1700 LINCOLN STREET, DENVER, COLORADO 80203, TELEPHONE:
(303) 863-7414.

                                   THE COMPANY

                  The Company is a worldwide company engaged, directly or through its subsidiaries and affiliates, in the production of gold, the development of gold properties, the exploration for gold and the acquisition of gold properties worldwide. The Company produces gold from operations in Nevada and California, as well as in Peru, Indonesia and the Central Asian Republic of Uzbekistan.

                  The Company's largest stockholder, Newmont Mining Corporation ("Newmont Mining"), owns approximately 94% of the outstanding common shares of the Company.

                  The Company is incorporated under the laws of Delaware and maintains its principal executive offices at 1700 Lincoln Street, Denver, Colorado 80203 (telephone: 303-863-7414).

                       RATIO OF EARNINGS TO FIXED CHARGES

                  Set forth below are the ratios of earnings to fixed charges for the Company for the three months ended March 31, 1998 and for the years ended December 31, 1997, 1996, 1995 and 1994 and for Newmont Mining for the year ended December 31, 1993. Effective January 1, 1994, the Company acquired substantially all the assets and assumed substantially all the liabilities of Newmont Mining. As a result, the Company's capital structure is essentially the same as Newmont Mining's. In that the Company's financial results had been fully consolidated into Newmont Mining's and the Company's capital structure is now essentially that of Newmont Mining, management believes that Newmont Mining's historical consolidated ratio of earnings to fixed charges for the year ended December 31, 1993 is more relevant than the Company's and thus they are presented herein. They represent essentially what the Company's ratios would have been had it acquired Newmont Mining's assets and assumed its liabilities at the beginning of 1993. The Company itself did not have significant fixed charges in 1993.


 Three Months
    Ended
March 31, 1998                               Year Ended December 31,
--------------    ----------------------------------------------------------------------------------
                  1997                1996               1995                1994               1993
                  ----                ----               ----                ----               ----
     3.1          2.3                 1.7                3.6                 3.3                5.2

                  The ratio of earnings to fixed charges was calculated based on information from the Company's and Newmont Mining's books and records. In computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before provision for income taxes and extraordinary items with adjustments for interest expense (excluding capitalized interest), the amortization of previously capitalized interest, minority interests of subsidiaries with fixed charges and undistributed income of less than fifty percent owned affiliates. "Fixed charges" consists of interest expense (including amortization of debt issuance expense), capitalized interest and one-third of rental expense (which the Company believes is a reasonable approximation of the interest factor of such rental expense). The Company guarantees certain third party debt which had total interest obligations of $0.3 million, $1.2 million, $1.2 million, $1.4 million, $1.0 million and $0.8 million for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993 respectively. The Company and Newmont Mining have not been required to pay any of these amounts, nor does the Company expect to have to pay any amounts; therefore, such amounts have not been included in the ratio of earnings to fixed charges.

                                 USE OF PROCEEDS

                  The net proceeds to the Company from the sale of the Debt Securities will be used for general corporate purposes unless otherwise set forth in the Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

                  The Debt Securities offered hereby will be issuable in one or more series under an Indenture, dated as of July 15, 1998 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Trust Indenture Act of 1939, as amended ("TIA"), and the Indenture, the form of which is filed as an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such references.

                  The aggregate principal amount of Debt Securities which can be issued under the Indenture is unlimited. Except as otherwise provided in the Prospectus Supplement relating to a particular series of Debt Securities, the Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company. The Debt Securities may be issued in one or more series, as may be authorized from time to time by the Company.

                  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered hereby (the "Offered Debt Securities") for the following terms, where applicable, of the Offered Debt
Securities: (i) the designation, the aggregate principal amount and the authorized denominations of the Offered Debt Securities; (ii) the percentage of principal amount at which the Offered Debt Securities will be issued; (iii) the currency or currencies in which the principal of and interest, if any, on the Offered Debt Securities will be payable; (iv) the date or dates on which the Offered Debt Securities will mature; (v) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (vi) the dates on which and places at which such interest, if any, will be payable; (vii) the terms of any mandatory or optional repayment or redemption (including any sinking fund); (viii) any index used to determine the amount of payments of principal of and/or interest, if any, on such Offered Debt Securities; (ix) the payment of any additional amounts with respect to the Offered Debt Securities; (x) whether any Offered Debt Securities will be issued as discounted Debt Securities; and (xi) any other terms of the Offered Debt Securities. The Indenture provides that Debt Securities of a single series may be issued at various times, with different maturity dates and redemption and repayment provisions, if any, and may bear interest at different rates. Interest, if any, on the Offered Debt Securities is to be payable to the persons, and in the manner, specified in the Prospectus Supplement relating to such Offered Debt Securities.

                  The Debt Securities will be unsecured, unsubordinated indebtedness of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

                  Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

                   The Prospectus Supplement for a particular series may indicate terms for redemption at the option of a holder. Unless otherwise indicated in the Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not provide for redemption at the option of a holder nor necessarily afford Holders protection in the event of a highly leveraged or other transaction that may adversely affect holders.

GLOBAL NOTES, DELIVERY AND FORM

                  If so provided in the Prospectus Supplement accompanying this Prospectus, the Debt Securities may be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. The Depository currently limits the maximum denomination of any single Global Note to $200,000,000. Unless otherwise provided in the Prospectus Supplement, "Global Note" refers to the Global Note or Global Notes representing an entire issue of Debt Securities. The information in this section concerning the Depository and its book-entry system has been obtained from the Depository. The Company takes no responsibility for the accuracy thereof.

                  Except as set forth below, a Global Note may be transferred in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                  The Depository has advised that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the 1934 Act. The Depository holds securities for its participating organizations (collectively, the "Participants") and facilitates the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other such banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or indirect participants. The Rules applicable to the Depository and its Participants are on file with the Commission.

                  The Depository also has advised that pursuant to procedures established by it (i) upon delivery to the Depository of a Global Note, the Depository will credit the accounts of Participants designated by the underwriter or underwriters, if any, with the principal amount of the Debt Securities purchased by such underwriter or underwriters, and (ii) ownership of beneficial interests in a Global Note will be shown on, and the transfer of the ownership thereof will be effected only through, records maintained by the Depository (with respect to Participants), the Participants (with respect to indirect participants and certain beneficial owners) and the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a Global Note is limited to such extent.

                  So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such Debt Securities under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approval to the Trustee thereunder. However, the Depository has advised that pursuant to its customary practice with respect to the giving of consents and votes, it will deliver an omnibus proxy to the Trustee assigning the related holder's voting rights to the Participant to whose account the Debt Securities are credited on the record date, attached to which proxy will be a list of Participants' positions in the relevant security as of the record date for a consent or vote.

                  Neither the Company, the Trustee, any paying agent nor any registrar of the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Principal and interest payments on the Debt Securities registered in the name of the Depository's nominee will be made in immediately available funds to the Depository's nominee as the registered owner of the Global Note. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payment of principal and interest on such Debt Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any payment agent has or will have any responsibility or liability for the payment of principal or interest on the Debt Securities to owners of beneficial interests in a Global Note or for any other matter with respect to such owners.

                  The Depository has advised the Company and the Trustee that its current practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a Global Note as shown in the records of the Depository unless the Depository has reason to believe that it will not receive payment on payable date. The Depository's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by Participants and indirect participants to owners of beneficial interests in a Global Note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participants or indirect participants and not of the Depository, the Company or the Underwriter or Underwriters, if any, subject to any statutory or regulatory requirement as may be in effect from time to time.

                  Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in a Global Note between Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. If one or more Global Notes are outstanding and if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive form in exchange for a Global Note. In addition, the Company may at any time determine not to have the Debt Securities represented by a Global Note and, in such event, will issue Debt Securities in definitive form in exchange for a Global Note. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof, in registered form only, without coupons, and the Company will maintain in the Borough of Manhattan, the City of New York, one or more offices or agencies where such Notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any transfer or exchange of such Global Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or payment in connection therewith.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

                  Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, Global Notes held by the Depository will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in such Notes.

CERTAIN COVENANTS

                  Certain Definitions Applicable to Covenants. "Attributable Debt" shall mean, as to any particular lease under which the Company is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by the Company under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease (as determined by any two of the following: the chairman, the president, the executive vice president, any senior vice president, the treasurer, the controller or the secretary of the Company) compounded semiannually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                  "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and capital lease obligations) and (ii) all goodwill, all as shown in the most recent consolidated balance sheet of the Company and its Subsidiaries computed in accordance with generally accepted accounting principles.

                  "Funded Debt" shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

                  "Principal Property" shall mean any mine, together with any fixtures comprising a part thereof, and any plant or other facility, together with any land upon which such plant or other facility is erected and fixtures comprising a part thereof, used primarily for mining an processing, in each case located in the United States of America and the net book value of which on the date as of which the determination is being made exceeds 5% of Consolidated Net Tangible Assets; provided, however, that Principal Property shall not include
(i) any mine, plant or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (ii) any portion of a particular mine, plant or facility which, in the opinion of the Company, is not of material importance to the use or operation of such mine, plant or facility.

                  "Restricted Subsidiary" shall mean any Subsidiary (i) substantially all of the property of which is located or substantially all of the business of which is carried on, within the United States of America and
(ii) which owns Principal Property; provided, however, that Restricted Subsidiary shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company.

                  "Subsidiary" shall mean any corporation or other entity of which at least a majority of the outstanding stock or other ownership interests having by the terms thereof ordinary voting power for the election of directors, managers or trustees of such corporation or other entity or other persons performing similar functions (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

                  Limitation on Liens. For the benefit of each series of Debt Securities issued under the Indenture, the Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter called "Debt") if such Debt is secured by pledge of, or mortgage, deed of trust, or other lien on, any Principal Property owned by the Company or any Restricted Subsidiary, or any shares of stock or other ownership interests or Debt of any Restricted Subsidiary held by the Company or any Restricted Subsidiary (such pledges, mortgages, deeds of trust and other liens being hereinafter called "Mortgage" or "Mortgages") without effectively providing that the Debt Securities of all series (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt which would otherwise be prohibited, plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined below) which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below would not exceed the sum of 10% of Consolidated Net Tangible Assets; provided, however, that these restrictions shall not apply to, and there shall be excluded from secured Debt in any computation under these restrictions, Debt secured by: (i) Mortgages on property of, or on any shares of stock or other ownership interests or Debt of, any corporation or any other entity existing at the time such corporation or any other entity becomes a Restricted Subsidiary; (ii) Mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) Mortgages for taxes, assessments or governmental charges or levies in each case (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings, and materialmen's, mechanics', carriers', workmen's, repairmen's, landlords' or other like Mortgages, or deposits to obtain the release of such Mortgages; (iv) Mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith; (v) Mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes; (vi) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the Pollution Control or Industrial Revenue Bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; (vii) Mortgages on property (including any lease which should be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles), shares of stock or other ownership interests or Debt existing at the time of acquisition of such property by the Company or the Restricted Subsidiary (including acquisition through merger or consolidation or through purchase, transfer of the properties of a corporation or any other entity as an entirety or substantially as an entirety) or to secure the payment of all or any part of the purchase price or construction cost or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within one year after, the acquisition of such property or shares or other ownership interests or Debt or the completion of any such construction (including any improvements on an existing property) or the commencement of commercial operation of such property, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof; (viii) Mortgages existing at the date of the Indenture; and (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive; provided, however, that (a) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (b) the Debt secured by such Mortgage at such time is not increased; and provided further, that these restrictions shall not apply to (i) any gold-based loan or forward sale arrangement and (ii) Mortgages on property owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest to secure the Company's or a Restricted Subsidiary's proportionate share of any payments required to be made to any Person incurring the expense or developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of such owned or leased property, and any such loan, arrangement or payment referred to in clauses (i) and (ii) of this proviso shall not be deemed to constitute secured Debt and, shall not be included in any computation under these restrictions.

                  Limitation on Sales and Leasebacks. For the benefit of each series of Debt Securities issued under the Indenture, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary), or to which any such lender or investor is party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals, in excess of three years, of any Principal Property owned by the Company or such Restricted Subsidiary which has been or is to be sold or transferred more than 270 days after the acquisition thereof or after the completion of construction and commencement of full operation thereof, by the Company or any such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either: (i) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Debt Securities of all series pursuant to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (ix) of such covenant) or (ii) the Company, within 180 days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the chairman, the president, the executive vice president, any senior vice president, the treasurer, the controller or the secretary of the Company) to (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) having a value at least equal to the net proceeds of such sale or (y) the retirement of Funded Debt of the Company or any Restricted Subsidiary; provided, however, that the amount required to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Debt Securities of any series (or, if the Debt Securities of any series are original issue discount Debt Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 4.1 of the Indenture or if the Debt Securities of any series provide that an amount other than the face thereof will or may be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, such amount as may be due and payable with respect to such securities pursuant to a declaration in accordance with
Section 4.1 of the Indenture) delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation and (b) the principal amount of Funded Debt, other than the Debt Securities of any series, voluntarily retired by the Company within 180 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

EVENTS OF DEFAULT, WAIVER AND NOTICE

                  As to any series of Debt Securities, an Event of Default is defined in the Indenture as (i) default in the payment of any installment of interest, if any, on the Debt Securities of such series and the continuance of such default for a period of 30 days; (ii) default in the payment of the principal of (and premium, if any, on) any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise;
(iii) default in the payment of a sinking fund installment, if any, on the Debt Securities of such series;

(iv) default by the Company in the performance of any other covenant or agreement contained in the Indenture for the benefit of such series and the continuance of such default for a period of 90 days after written notice as provided in the Indenture; (v) certain events of bankruptcy, insolvency and reorganization of the Company; and (vii) any other Event of Default established with respect to Debt Securities of that series.

                  The Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give all holders of Debt Securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the event specified above without grace periods); provided that, except in the case of a default in the payment of principal (and premium, if any) or interest, if any, on any Debt Security of any series, or in the payment of any sinking fund installment with respect to Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all holders of Debt Securities of such series then outstanding.

                  The Indenture provides that if an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof as may be specified in the Prospectus Supplement relating to such series) of the Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately.

                  Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal (or premium, if any) or interest, if any, on such Debt Securities not theretofore cured) may be waived by the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding.

                  The TIA requires that the Company file with the Trustee annually a written statement as to the presence or absence of certain defaults under the terms of the Indenture.

                  The Indenture provides that, if a default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Debt Securities of such affected series then outstanding (with each such series voting separately as a class) shall have the right to direct the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust of power conferred on the Trustee by the Indenture with respect to Debt Securities of such series.

                  The Indenture provides that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the direction of the holders of Debt Securities unless such holders shall have offered to the Trustee reasonable security or indemnity against expenses and liabilities.

DEFEASANCE

                  Defeasance and Discharge. The Indenture provides that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, the Company delivers to the Trustee an opinion of counsel (who may be counsel to the Company) stating that either (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

                  Defeasance of Certain Covenants and Certain Events of Default. Under the Indenture the Company has the option to omit compliance with the covenants regarding limitations on sale and leaseback transactions and limitations on liens described above and Section 4.1(d) of the Indenture (described in clause (d) under the caption "Events of Default" above), which noncompliance shall not be deemed to be an Event of Default under the Indenture and the Debt Securities of a series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. The obligations of the Company under the Indenture and the Debt Securities of such series, other than with respect to the covenants referred to above, and the Events of Default, other than the Event of Default referred to above, shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that the holders of the Debt Securities of such series will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance of certain covenants and Events of Default and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred.

                  In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to the Debt Securities of a series as described in the preceding paragraph and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (d) under the caption "Events of Default" above, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default.

MODIFICATION OF THE INDENTURE

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the outstanding Debt Securities of all series affected by such modification (all such series voting as a single class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Debt Security, or reduce the principal or premium amount thereof, or reduce the rate or extend the time of payment of interest, if any, thereon, or make the principal amount thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debt Security, or reduce the portion of the principal amount of an original issue discount Debt Security (or a Debt Security that provides that an amount other than the face amount thereof will or may be payable upon a declaration of acceleration of the maturity thereof) due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Debt Security, or reduce the overdue rate thereof, or impair, if the Debt Securities provide therefor, any right of repayment at the option of the holder of a Debt Security, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities the consent of the holders of which is required for any such modification, without the consent of the holder of each Debt Security so affected.

                  The Indenture also permits the Company and the Trustee to amend the Indenture in certain circumstances without the consent of the holders of any Debt Securities to evidence the merger of the Company or the replacement of the Trustee and for certain other purposes.

CONCERNING THE TRUSTEE

                  Except during the continuance of an Event of Default, the Trustee shall perform only such duties as are specifically set forth in the Indenture. During the continuance of any Event of Default, the Trustee shall exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee may acquire and hold Securities and, subject to certain conditions, otherwise deal with the Company as if it were not Trustee under the Indenture.

                  The Company currently conducts banking transactions with the Trustee in the ordinary course of the Company's business.

                              PLAN OF DISTRIBUTION

                  General. The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents.

                  The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

                  In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions and commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

                  The Debt Securities will be a new issue of Debt Securities with no established trading market. Underwriters and agents to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

                  Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

                  Delayed Delivery Arrangements. If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                           VALIDITY OF DEBT SECURITIES

                  The validity of the Offered Debt Securities will be passed upon for the Company by White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036.

                                     EXPERTS

                  The consolidated financial statements and schedules incorporated in this Prospectus by reference have been so incorporated in reliance on the reports of Arthur Andersen LLP and PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firms as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


SEC filing fee.................................................$      73,750
                                                               =============
Accounting fees and expenses...................................        7,000
Legal fees and expenses........................................      200,000
Blue Sky and Legal Investment fees and
expenses.......................................................       20,000
Trustee's fees and expenses....................................        4,700
Rating agency fees.............................................      130,000
Printing and engraving expenses................................       25,000
Miscellaneous .................................................        5,000
                                                                ------------
Total..........................................................$     465,450
                                                               =============

--------------------

*All estimates except for filing fee.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the Company, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of any such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

                  The By-Laws of the Company provide that the Company shall indemnify, in all respects and to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification of any person shall inure to the benefit of his or her heirs, executors and administrators.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                       DESCRIPTION OF DOCUMENTS
-------                                      ------------------------
1        -        Proposed form of Underwriting Agreement relating to the Debt Securities.

4        -        Indenture dated as of July 15, 1998 between the Company and Citibank, N.A. (including forms of Debt Securities).

5        -        Opinion of White & Case LLP.

12       -        Computation of Ratio of Earnings to Fixed Charges.

23.1     -        Consent of Arthur Andersen LLP.

23.2     -        Consent of PricewaterhouseCoopers LLP.

23.3     -        Consent of White & Case LLP (included in Exhibit 5).

24       -        Power of Attorney of certain officers and directors.

25       -        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  Citibank, N.A., Indenture Trustee.

ITEM 17.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (5) that, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus, filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 15TH DAY OF JULY, 1998.

                                        NEWMONT GOLD COMPANY


                                        By  /s/ Timothy J. Schmitt
                                          -------------------------------------
                                           Timothy J. Schmitt
                                           Vice President, Secretary and
                                           Assistant General Counsel

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:




       Signature                                     Title                                     Date
       ---------                                     -----                                     ----

            *                             Chairman, President and Chief                     July 15, 1998
-------------------------                 Executive Officer and Director
Ronald C. Cambre                          (Principal Executive Officer)

            *                             Director                                          July 15, 1998
-------------------------
James T. Curry, Jr.

            *                             Director                                          July 15, 1998
-------------------------
Joseph P. Flannery

            *                             Director                                          July 15, 1998
-------------------------
Leo I. Higdon, Jr.

            *                             Director                                          July 15, 1998
-------------------------
Thomas A. Holmes

            *                             Director                                          July 15, 1998
-------------------------
George B. Munroe

            *                             Director                                          July 15, 1998
-------------------------
Robin A. Plumbridge

            *                             Director                                          July 15, 1998
-------------------------
Robert H. Quenon

            *                             Director                                          July 15, 1998
-------------------------
Moeen A. Qureshi

            *                             Director                                          July 15, 1998
-------------------------
Michael K. Reilly

            *                             Director                                          July 15, 1998
-------------------------
Jean Head Sisco

            *                             Director                                          July 15, 1998
-------------------------
James V. Taranik

            *                             Director                                          July 15, 1998
-------------------------
William I.M. Turner, Jr.

            *                             Executive Vice President and Chief                July 15, 1998
-------------------------                 Financial Officer (Principal
Wayne W. Murdy                            Financial Officer)

            *                             Controller                                        July 15, 1998
-------------------------                 (Principal Accounting Officer)
Linda K. Wheeler


*By  /s/ Timothy J. Schmitt
   ------------------------
     Timothy J. Schmitt as
     Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
1        -        Proposed form of Underwriting Agreement relating to the Debt Securities.


4        -        Indenture dated as of July 15, 1998 between the Company and Citibank, N.A.
                  (including forms of Debt Securities).

5        -        Opinion of White & Case LLP.

12       -        Computation of Ratio of Earnings to Fixed Charges.

23.1     -        Consent of Arthur Andersen LLP.

23.2     -        Consent of PricewaterhouseCoopers LLP.

23.3     -        Consent of White & Case LLP (included in Exhibit 5).

24       -        Power of Attorney of certain officers and directors.

25       -        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., Indenture Trustee.